UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 1, 2005

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure

Change to Boehringer Ingelheim Agreement

Abbott and Boehringer Ingelheim Pharmaceuticals Inc. entered into a distribution and co-promotion agreement in 1999 in which Abbott was appointed Boehringer Ingelheim’s distributor and co-promoter in the United States for three products manufactured by Boehringer Ingelheim: Mobic®, Flomax® and Micardis®. Abbott’s co-promotion for Mobic® and Flomax® has expired as provided in the agreement, and Abbott will co-promote Micardis® through the end of March 2006. Abbott currently acts as distributor for these three products.

Abbott and Boehringer Ingelheim have agreed to amend the agreement to end Abbott’s activities as the distributor of the products effective January 1, 2006. As a result of this amendment:

•                  Abbott will no longer record the sales for these three Boehringer Ingelheim products.

•                  Abbott will continue to earn a commission (recorded in Net Sales) based upon Boehringer Ingelheim’s sales of the three products in the United States.

•                  The amount of pretax income Abbott earns from 2006 to 2008 under the amended agreement will be the same as the amount of pretax income expected under the agreement prior to this amendment.

As a result of the amendment, sales of these three Boehringer Ingelheim products will no longer be reflected in Abbott’s reported Net Sales beginning in 2006. Beginning in January 2006, Abbott’s gross margin ratio will be approximately 500 basis points higher than Abbott’s gross margin ratio expected under the agreement prior to this amendment.

Private Securities Litigation Reform Act of 1995 –
A Caution Concerning Forward-Looking Statements

Some statements in this 8-K may be forward-looking statements for the purposes of the Private Securities Litigation Reform Act of 1995. We caution that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Exhibit 99.1 of our Securities and Exchange Commission Form 10-Q for the period ended March 31, 2005, and are incorporated by reference. We undertake no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

This Report is Being Furnished

The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by Abbott under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Abbott, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Abbott.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: August 1, 2005	By:	/s/ Laura J. Schumacher
Laura J. Schumacher
Senior Vice President, Secretary and General Counsel